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As filed with the Securities and Exchange Commission on May 4, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NRG Yield, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-1777204 (I.R.S. Employer Identification No.)

804 Carnegie Center
Princeton, New Jersey 08540
(609) 524-4500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kevin P. Malcarney
Interim General Counsel
NRG Yield, Inc.
804 Carnegie Center
Princeton, NJ 08540
(609) 524-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Katayun I. Jaffari
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
(215) 665-8500

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Offering Price	Amount of Registration Fee

Class A common stock, par value $0.01 per share	(1)	(1)

Class C common stock, par value $0.01 per share	(1)	(1)

Debt Securities	(1)	(1)

Preferred Stock	(1)	(1)

(1)
An unspecified aggregate initial offering price, principal amount or number of securities of each identified class is being registered as may from time to time be issued at unspecified prices or upon conversion of, or in exchange for, or upon exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

NRG Yield, Inc.

Class A Common Stock
Class C Common Stock
Debt Securities
Preferred Stock

        NRG Yield, Inc., from time to time, may offer to sell Class A common stock, Class C common stock, senior or subordinated debt securities, and preferred stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our Class A common stock, our Class C common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplements may also add, update, or change information contained in this prospectus.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "NYLD.A." Our Class C common stock is traded on the New York Stock Exchange under the symbol "NYLD."

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the related prospectus supplement, before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2018.

i

 ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the related prospectus supplement. This prospectus and any related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained, or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

        Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to "Yield," "the Company," "we," "us" and "our" and similar terms refer to NRG Yield, Inc. and its direct and indirect subsidiaries on a consolidated basis. References in this prospectus to Yield Inc. refer to NRG Yield, Inc. and not any of its subsidiaries, unless the context otherwise requires. References to our "common stock" or our "preferred stock" refer to the common stock or preferred stock of NRG Yield, Inc. and not any of its subsidiaries, unless the context otherwise requires.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any related prospectus supplement, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). The words "believes," "projects," "anticipates," "plans," "expects," "intends," "estimates" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We believe these factors include but are not limited to those described under "Risk Factors" in this prospectus, any related prospectus supplement, and the documents incorporated by reference herein or therein. These factors, risks and uncertainties include, but are not limited to, the following:

  •
  our ability to maintain and grow our quarterly dividend;

  •
  potential risks to the Company as a result of the NRG Transaction (as defined below);

  •
  our ability to successfully identify, evaluate and consummate acquisitions from third parties;

  •
  our ability to acquire assets from NRG Energy, Inc.;

  •
  our ability to raise additional capital due to our indebtedness, corporate structure, market conditions or otherwise;

  •
  changes in law, including judicial decisions;

  •
  hazards customary to the power production industry and power generation operations such as fuel and electricity price volatility, unusual weather conditions (including wind and solar conditions), catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

  •
  our ability to operate our businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from our asset-based businesses in relation to our debt and other obligations;

  •
  our willingness and ability of counterparties to our offtake agreements to fulfill their obligations under such agreements;

  •
  our ability to enter into contracts to sell power and procure fuel on acceptable terms and prices as current offtake agreements expire;

  •
  our government regulation, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws;

  •
  operating and financial restrictions placed on us and our subsidiaries that are contained in the project-level debt facilities and other agreements of certain subsidiaries and project-level subsidiaries generally, in the NRG Yield Operating LLC amended and restated revolving credit facility, in the indentures governing the $500 million aggregate principal amount of 5.375% unsecured senior notes due 2024, issued by NRG Yield Operating LLC and the $350 million aggregate principal amount of 5.00% unsecured senior notes due 2026, issued by NRG Yield Operating LLC and in the indentures governing the Company's $345 million aggregate principal amount of 3.50% convertible notes due 2019 (the "3.50% Convertible Notes") and

    $287.5 million aggregate principal amount of 3.25% Convertible Notes due 2020 (the "3.25% Convertible Notes");

  •
  Cyber terrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss and the possibility that the Company may not have adequate insurance to cover losses resulting from such hazards or the inability of the Company's insurers to provide coverage;

  •
  The Company's ability to engage in successful mergers and acquisitions activity; and

  •
  The Company's ability to borrow additional funds and access capital markets, as well as the Company's substantial indebtedness and the possibility that the Company may incur additional indebtedness going forward.

        Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward looking statements included in this prospectus should not be construed as exhaustive.

SUMMARY

        The following summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the "Risk Factors" section and the other documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.

Our Company

        We are a dividend growth-oriented company that has historically served as the primary vehicle through which NRG Energy, Inc. (NYSE: NRG) ("NRG") owns, operates and acquires contracted renewable and conventional generation and thermal infrastructure assets. NRG, through its holdings of NRG Yield, Inc.'s Class B and Class D common stock, has a 55.1% voting interest in NRG Yield, Inc. as of March 31, 2018. On February 6, 2018, Global Infrastructure Partners ("GIP") entered into a purchase and sale agreement with NRG (the "NRG Transaction") for the acquisition of NRG's full ownership interest in NRG Yield, Inc. and NRG's renewable energy development and operations platform. The aggregate purchase price to be paid by GIP to NRG under the purchase and sale agreement is approximately $1.375 billion, subject to certain adjustments. The NRG Transaction is subject to certain closing conditions, including customary legal and regulatory approvals. The Company expects the NRG Transaction to close in the second half of 2018.

        In connection with the NRG Transaction, we entered into a consent and indemnity agreement (the "Consent and Indemnity Agreement") with NRG and GIP setting forth key terms and conditions of our consent to the NRG Transaction. Key provisions of the Consent and Indemnity Agreement include:

        Minimized impact to cash available for distribution ("CAFD") from potential change in control costs —No more than $10 million in reduced annual CAFD on a recurring basis that would result from changes in our cost structure or any impact from various consents.

        Enhanced Right of First Offer ("ROFO") pipeline—Upon closing of the NRG Transaction, we will enter into a new right of first offer agreement with GIP that adds 550 MW to the current pipeline through the operational 150 MW Langford Wind project and the 400 MW Mesquite Star Wind project which is under development. The ROFO Agreement with NRG will be amended to remove the Ivanpah solar facility.

        Financial cooperation and support—GIP has arranged a $1.5 billion backstop credit facility to manage any change of control costs associated with our corporate debt. GIP has also committed to provide up to $400 million in financial support, if necessary, for our purchase of the Carlsbad Energy Center.

        Voting and Governance Agreement—As part of the NRG Transaction, the parties have agreed to enter into a voting and governance agreement, which would provide that:

  •
  our Chief Executive Officer will at all times be a full-time Company employee appointed by the Board of Directors of the Company (the "Board");

  •
  the parties thereto will use their commercially reasonable efforts to submit to our stockholders at our 2019 Annual Meeting of Stockholders a charter amendment to classify the Board into two classes (with the independent directors and directors designated by an affiliate of GIP allocated across the two classes); and

  •
  the Board will be expanded to nine members at the closing of the NRG Transaction, comprised at that date of five directors designated by GIP, three independent directors and our Chief Executive Officer.

        We believe we are well positioned to be a premier company for investors seeking stable and growing dividend income from a diversified portfolio of lower-risk assets. We own a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the

U.S. Our contracted generation portfolio collectively represents 5,118 net Megawatts ("MWs") as of March 31, 2018. Nearly all of these assets sell substantially all of their output pursuant to long-term offtake agreements with creditworthy counterparties. The weighted average remaining contract duration of these offtake agreements was approximately 15 years as of March 31, 2018 based on CAFD. We also own thermal infrastructure assets with an aggregate steam and chilled water capacity of 1,319 net Megawatts Thermal ("MWt") and electric generation capacity of 123 net MWs. These thermal infrastructure assets provide steam, hot and/or chilled water, and, in some instances, electricity to commercial businesses, universities, hospitals and governmental units in multiple locations, principally through long-term contracts or pursuant to rates regulated by state utility commissions.

        We were incorporated as a Delaware corporation on December 20, 2012. Our Class A common stock is listed on the New York Stock Exchange under the symbol "NYLD.A," and our Class C common stock is listed on the New York Stock Exchange under the symbol "NYLD." Our headquarters and principal executive offices are located at 804 Carnegie Center, Princeton, New Jersey 08540. Our telephone number is (609) 524-4500. Our website is www.nrgyield.com. Information on our website is not part of this prospectus and is not incorporated into this prospectus by reference.

        You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, and the other reports we file with the SEC. See "Where You Can Find More Information."

RISK FACTORS

        Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC, and in any prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges and earnings to combined fixed charges and preference dividends for the periods indicated are stated below. For this purpose, "earnings" include pre-tax income (loss) before adjustments for minority interest in our consolidated subsidiaries and income or loss from equity investees, plus fixed charges and distributed income of equity investees, reduced by interest capitalized. "Fixed charges" include interest, whether expensed or capitalized, amortization of debt expense and the portion of rental expense that is representative of the interest factor in these rentals.

		Year Ended December 31,
	Three Months Ended March 31, 2018
		2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	1.10	1.16	1.01	1.43	1.53	2.13

        We do not have any shares of preferred stock outstanding as of March 31, 2018. Our ratio of earnings to combined fixed charges and preference dividends for any given period is equivalent to our ratio of earnings to fixed charges.

 DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of our restated certificate of incorporation and our third amended and restated bylaws. The following description may not contain all of the information that is important to you. To understand them fully, you should read our restated certificate of incorporation and our third amended and restated bylaws, both of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Authorized Capitalization

        Our authorized capital stock consists, as of March 31, 2018, of:

  (i)
  500,000,000 shares of Class A common stock, par value $0.01 per share, of which 34,586,250 shares are issued and outstanding;

  (ii)
  500,000,000 shares of Class B common stock, par value $0.01 per share, of which 42,738,750 shares are issued and outstanding;

  (iii)
  1,000,000,000 shares of Class C common stock, par value $0.01 per share, of which 65,343,576 shares are issued and outstanding;

  (iv)
  1,000,000,000 shares of Class D common stock, par value $0.01 per share, of which 42,738,750 shares are issued and outstanding; and

  (v)
  10,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding.

        In addition, as of March 31, 2018, (i) an aggregate of 2,000,000 shares of our Class A common stock and Class C common stock are reserved for issuance under our equity-based compensation plans, (ii) an aggregate of 42,738,750 shares of our Class A common stock are reserved for issuance upon the exchange of Class B units, (iii) an aggregate of 65,343,576 shares of our Class C common stock are reserved for issuance upon the exchange of Class D units, (iv) 18,898,893 shares of our Class A common stock are reserved for issuance upon conversion of our outstanding 3.50% Convertible Notes and (v) 13,068,169 shares of our Class C common stock are reserved for issuance upon conversion of our outstanding 3.25% Convertible Notes. Unless our Board of Directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Class A Common Stock

Voting Rights

        Each share of Class A common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Class A common stock are entitled to vote. Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of our common stock are listed. Holders of our Class A common stock will not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board of Directors and as otherwise provided in our restated certificate of incorporation or required by law, all matters to be voted on by holders of our Class A common stock, Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

Dividend Rights

        Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Class A common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds. Dividends upon our Class A common stock may be declared by our Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock. The holders of Class A common stock and Class C common stock will share ratably in all dividends as may be declared by our Board of Directors in respect of our outstanding common stock. Before payment of any dividend, there may be set aside out of any of our funds available for dividends, such sums as the Board of Directors deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Furthermore, because we are a holding company, our ability to pay dividends on our Class A common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make other distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our Class A common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities and the liquidation preference of any of our outstanding shares of preferred stock, subject only to the right of the holders of shares of our Class B common stock and Class D common stock to receive payment for the par value of their shares in connection with our liquidation.

Other Rights

        Holders of our Class A common stock have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "NYLD.A."

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is Computershare Shareowner Services, LLC.

Class B Common Stock

Voting Rights

        Each share of Class B common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Class B common stock are entitled to vote. Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of our common stock are listed. Holders of our Class B common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board of Directors and as otherwise provided in our restated certificate of incorporation or required by law, all matters to be voted on by holders of our Class A common stock, Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

Dividend and Liquidation Rights

        Holders of our Class B common stock do not have any right to receive dividends, other than dividends payable solely in shares of Class B common stock in the event of payment of a dividend in shares of common stock payable to holders of our Class A common stock and Class C common stock, or to receive a distribution upon our liquidation or winding up except for their right to receive payment for the par value of their shares of Class B common stock in connection with our liquidation.

Mandatory Redemption

        Shares of Class B common stock are subject to redemption at a price per share equal to par value upon the conversion of Class B units of NRG Yield LLC ("Yield LLC") to Class A units. Shares of Class B common stock so redeemed are automatically cancelled and are not available to be reissued.

Class C Common Stock

Voting Rights

        Each share of Class C common stock entitles the holder to 1/100th of one vote with respect to each matter presented to our stockholders on which the holders of Class C common stock are entitled to vote. Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of our common stock are listed. Holders of shares of our Class C common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board of Directors and as otherwise provided in our restated certificate of incorporation or required by law, all matters to be voted on by holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

Dividend Rights

        Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Class C common stock will be entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds. Dividends upon shares of our Class C common stock may be declared by our Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock. The holders of shares of Class C common stock and Class A common stock will share ratably in all dividends as may be declared by our Board of Directors in respect of our outstanding common stock. Before payment of any dividend, there may be set aside out of any of our funds available for dividends, such sums as the Board of Directors deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Furthermore, because we are a holding company, our ability to pay dividends on shares of our Class C common stock will be limited by restrictions on the ability of our subsidiaries to pay dividends or make other distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of shares of our Class C common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities and the liquidation preference of any of our outstanding shares of preferred stock, subject only to the right of the holders of shares of our Class B common stock and Class D common stock to receive payment for the par value of their shares in connection with our liquidation.

Other Rights

        Holders of shares of our Class C common stock have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus will be, when issued, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of shares of our Class C common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Equal Status

        Except as expressly provided in our restated certificate of incorporation, including with respect to voting rights, shares of Class C common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects to the shares of Class A common stock as to all matters, including in the event of a liquidation or in connection with a change of control. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class C common stock shall receive the same amount and form of consideration on a per share basis as the consideration, if any, received by holders of shares of Class A common stock in connection with such merger, consolidation or combination (and if holders of shares of Class A common stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A common stock, then the holders of shares of Class C common stock shall be entitled to make the same election as to their shares of Class C common stock). In the event of any (i) tender or exchange offer to acquire any shares of Class A common stock or Class B common stock by any third party pursuant to an agreement to which we are a party; or (ii) any tender or exchange offer or any other redemption or repurchase by us to acquire any shares of Class A common stock or Class B common stock, the holders of shares of Class C common stock shall receive the same amount and form of consideration on a per share basis as the consideration received by holders of shares of Class A common stock (and if holders of shares of Class A common stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such tender or exchange offer or other repurchase with respect to their shares of Class A common stock, then the holders of shares of Class C common stock shall be entitled to make the same election as to their shares of Class C common stock).

Listing

        Our Class C common stock is listed on the NYSE under the symbol "NYLD."

Transfer Agent and Registrar

        The transfer agent and registrar for our Class C common stock is Computershare Shareowner Services, LLC.

Class D Common Stock

Voting Rights

        Each share of Class D common stock entitles the holder to 1/100th of one vote with respect to each matter presented to our stockholders on which the holders of Class D common stock are entitled to vote. Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval except as otherwise required by applicable law or the listing requirements of any exchange on which shares of our common stock are listed. Holders of shares of our Class D common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board of Directors and as otherwise provided in our restated certificate of incorporation or required by law, all matters to be voted on by holders of shares of our Class A common stock, Class B common stock, Class C common stock, and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.

Dividend and Liquidation Rights

        Holders of shares of our Class D common stock do not have any right to receive dividends, other than dividends payable solely in shares of Class D common stock in the event of payment of a dividend in shares of common stock payable to holders of our Class A common stock and Class C common stock, or to receive a distribution upon our liquidation or winding up except for their right to receive payment for the par value of their shares of Class D common stock in connection with our liquidation.

Mandatory Redemption

        Shares of Class D common stock are subject to redemption at a price per share equal to par value upon the conversion of Class D units of Yield LLC. Shares of Class D common stock so redeemed are automatically cancelled and are not available to be reissued.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the shares of Class A common stock and Class C common stock remain listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class A common stock and Class C common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Preferred Stock

        Under our restated certificate of incorporation, we will continue to be authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued and outstanding.

        Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any preferred stock.

Corporate Opportunity

        As permitted under the Delaware General Corporation Law ("DGCL"), in our restated certificate of incorporation, we renounced any interest or expectancy in, or any offer of an opportunity to participate in, specified business opportunities that are presented to us or one or more of our officers, directors or stockholders. In recognition that directors, officers and/or employees of NRG may serve as our directors and/or officers, and NRG and its affiliates, not including us (the "NRG Entities") may engage in similar activities or lines of business that we do, our restated certificate of incorporation provides for the allocation of certain corporate opportunities between us and the NRG Entities. Specifically, none of the NRG Entities will have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that a director or officer of any NRG Entity who also is one of our directors or officers acquires knowledge of a potential transaction or matter which may be a corporate opportunity for any of the NRG Entities and us, we will not have any expectancy in such corporate opportunity, and the director or officer will not have any duty to present such corporate opportunity to us and may pursue or acquire such corporate opportunity for himself/herself or direct such opportunity to another person. A corporate opportunity that an officer or director of ours who is also a director or officer of any of the NRG Entities acquires knowledge of will not belong to us unless the corporate opportunity at issue is expressly offered in writing to such person solely in his or her capacity as a director or officer of ours. In addition, even if a business opportunity is presented to an officer or director of any of the NRG Entities, the following corporate opportunities will not belong to us: (1) those we are not financially able, contractually permitted or legally able to undertake; (2) those not in our line of business; (3) those of no practical advantage to us; and (4) those in which we have no interest or reasonable expectancy. Except with respect to our directors and/or officers who are also directors and/or officers of any of the NRG Entities, the corporate opportunity doctrine applies as construed pursuant to applicable Delaware laws, without limitation.

Antitakeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

        In addition to the disproportionate voting rights that NRG will have following this offering as a result of its ownership of our Class B common stock and Class D common stock, some provisions of Delaware law contain, and our restated certificate of incorporation and our third amended and restated bylaws described below contain, a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock will make it possible for our Board of Directors to issue preferred stock with superior voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Meetings and Elections of Directors

        Special Meetings of Stockholders.    Our restated certificate of incorporation provides that a special meeting of stockholders may be called only by our Board of Directors by a resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

        Elimination of Stockholder Action by Written Consent.    Our restated certificate of incorporation and our third amended and restated bylaws provide that holders of our common stock cannot act by written consent in lieu of a meeting.

        Vacancies.    Any vacancy occurring on our Board of Directors and any newly created directorship may be filled only by a majority of the directors remaining in office (even if less than a quorum), subject to the rights of holders of any series of preferred stock.

Amendments

        Amendments of Certificate of Incorporation.    The provisions described above under "—Special Meetings of Stockholders," "—Elimination of Stockholder Action by Written Consent" and "—Vacancies" may be amended only by the affirmative vote of holders of at least two-thirds of the combined voting power of outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class.

        Amendment of Bylaws.    Our Board of Directors has the power to make, alter, amend, change or repeal our bylaws or adopt new bylaws by the affirmative vote of a majority of the total number of directors then in office.

Notice Provisions Relating to Stockholder Proposals and Nominees

        Our third amended and restated bylaws also impose some procedural requirements on stockholders who wish to make nominations in the election of directors or propose any other business to be brought before an annual or special meeting of stockholders.

        Specifically, a stockholder may (i) bring a proposal before an annual meeting of stockholders, (ii) nominate a candidate for election to our Board of Directors at an annual meeting of stockholders, or (iii) nominate a candidate for election to our Board of Directors at a special meeting of stockholders that has been called for the purpose of electing directors, only if such stockholder delivers timely notice to our corporate secretary. The notice must be in writing and must include certain information and comply with the delivery requirements as set forth in the bylaws.

        To be timely, a stockholder's notice must be received at our principal executive offices:

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  in the case of a nomination or other business in connection with an annual meeting of stockholders, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed more than 70 days after the first anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us;

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  in the case of a nomination in connection with a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

        With respect to special meetings of stockholders, our third amended and restated bylaws provide that only such business shall be conducted as shall have been stated in the notice of the meeting.

Delaware Antitakeover Law

        We have opted out of Section 203 of the DGCL. However, our restated certificate of incorporation provides that in the event NRG and its affiliates cease to beneficially own at least 5% of the total voting power of all the then outstanding shares of our capital stock, we will automatically become subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:

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  prior to such time, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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  at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Amendments

        Any amendments to our restated certificate of incorporation, subject to the rights of holders of our preferred stock, regarding the provisions thereof summarized under "—Corporate Opportunity" or "—Antitakeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws" will require the affirmative vote of at least 66 2/3% of the voting power of all shares of our common stock then outstanding.

Third Amended and Restated Limited Liability Company Agreement of Yield LLC

        The following is a description of the material terms of Yield LLC's third amended and restated limited liability company agreement.

Governance

        Yield Inc. serves as the sole managing member of Yield LLC. As such, Yield Inc., and effectively our Board of Directors, controls the business and affairs of Yield LLC and is responsible for the management of its business. No other member of Yield LLC, in its capacity as such, has any authority or right to control the management of Yield LLC or to bind it in connection with any matter. Any amendment, supplement or waiver of the Yield LLC operating agreement must be approved by a majority of our independent directors.

Voting and Economic Rights of Members

        Yield LLC has issued four classes of units: Class A units and Class C units, which may only be issued to Yield Inc., as the sole managing member, and Class B units and Class D units, which may only be issued to NRG and held by NRG or its permitted transferees. Units of each of the four classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock and each holder of a Class D unit will also be issued a share of our Class D common stock. Each Class B unit is exchangeable for a share of our Class A common stock, subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Amended and Restated Exchange Agreement (as described below), and each Class D unit is exchangeable for a share of our Class C common stock, subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Amended and Restated Exchange Agreement. When NRG or its permitted transferee exchanges a Class B unit of Yield LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock, and the Class B unit will automatically convert into a Class A unit of Yield LLC issued to us. When NRG or its permitted transferee exchanges a Class D unit of Yield LLC for a share of our Class C common stock, we will automatically redeem and cancel a corresponding share of our Class D common stock, and the Class D unit will automatically convert into a Class C unit of Yield LLC issued to us. None of the units have any voting rights.

        Net profits and net losses and distributions by Yield LLC are allocated and made to holders of units in accordance with the respective number of membership units of Yield LLC held. Yield LLC will make distributions to us and NRG for the purpose of funding tax obligations in respect of income of Yield LLC that is allocated to the members of Yield LLC. However, Yield LLC may not make any distributions to its members if doing so would violate any agreement to which it is then a party or any law then applicable to it, have the effect of rendering it insolvent or result in it having net capital lower than that required by applicable law. Additionally, because all of our operations are conducted through NRG Yield Operating, LLC ("Yield Operating LLC"), and Yield Operating LLC's Amended and Restated Credit Agreement restricts the ability of Yield Operating LLC to make distributions to Yield LLC, Yield LLC may not have any funds available to make distributions to us and NRG (including with respect to tax obligations).

Coordination of Yield Inc. and Yield LLC

        At any time Yield Inc. issues a share of its Class A common stock or Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Yield LLC and Yield LLC will either:

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  transfer a newly issued Class A unit of Yield LLC to Yield Inc. in the case of the issuance of a share of Class A common stock, or transfer a newly issued Class C unit of Yield LLC to Yield Inc. in the case of the issuance of a share of Class C common stock; or

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  use the net proceeds to purchase a Class B unit of Yield LLC from NRG in the case of the issuance of a share of Class A common stock, which Class B unit will automatically convert into a Class A unit of Yield LLC when transferred to Yield Inc. or use the net proceeds to purchase a Class D unit of Yield LLC from NRG in the case of the issuance of a share of Class C common stock, which Class D unit will automatically convert into a Class C unit of Yield LLC when transferred to Yield Inc.

        In the event Yield LLC purchases a Class B unit or a Class D unit of Yield LLC from NRG, Yield Inc. will concurrently redeem and cancel the corresponding share of its Class B common stock or Class D common stock, as applicable.

        If Yield Inc. issues other classes or series of equity securities, Yield LLC will issue, and Yield Inc. will use the net proceeds therefrom to purchase, an equal amount of units with designations, preferences and other rights and terms that are substantially the same as Yield Inc.'s newly-issued equity securities. Conversely, if Yield Inc. elects to redeem any shares of its Class A common stock or Class C common stock (or its equity securities of other classes or series) for cash, Yield LLC will, immediately prior to such redemption, redeem an equal number of Class A units or Class C units (or its units of the corresponding classes or series) held by Yield Inc. upon the same terms and for the same price, as the shares of Class A common stock or Class C common stock (or equity securities of such other classes or series) so redeemed.

Issuances and Transfer of Units

        Class A units and Class C units may only be issued to Yield Inc., as the sole managing member of Yield LLC, and are non-transferable except upon redemption by Yield LLC. Class B units and Class D units may only be issued to NRG. Class B units and Class D units may not be transferred without our consent, subject to such conditions as we may specify, except NRG may transfer Class B units or Class D units to a permitted transferee (including an affiliate) without our consent. NRG may not transfer any Class B units or Class D units to any person unless NRG transfers an equal number of shares of our Class B common stock or Class D common stock, as applicable, to the same transferee.

Amended and Restated Exchange Agreement

        We entered into an amended and restated exchange agreement pursuant to which NRG (and certain permitted assignees and permitted transferees who acquire Class B units or Class D units of Yield LLC) may from time to time cause Yield LLC to exchange its Class B units for shares of our Class A common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications, or to exchange its Class D units for shares of our Class C common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends, and reclassifications (the "Amended and Restated Exchange Agreement"). The Amended and Restated Exchange Agreement also provides that, subject to certain exceptions, holders do not have the right to cause Yield LLC to exchange Class B or Class D units if Yield LLC determines that such exchange would be prohibited by law or regulation or would violate other agreements to which Yield Inc. may be subject, and Yield Inc. may impose additional restrictions on exchange that it determines necessary or advisable so that Yield LLC is not treated as a "publicly traded partnership" for U.S. federal income tax purposes.

        When NRG or its permitted transferee exchanges a Class B unit of Yield LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to Yield Inc. Similarly, when NRG or its permitted transferee exchanges a Class D unit of Yield LLC for a share of our Class C common stock, we will automatically redeem and cancel a corresponding share of our Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to Yield Inc. As a result, when a holder exchanges its Class B units for shares of our Class A common stock, or its Class D units for shares of our Class C common stock, our interest in Yield LLC will be correspondingly increased. We have reserved for issuance 42,738,750 shares of our Class A common stock, which is the aggregate number of shares of Class A common stock expected to be issued over time upon the exchange of all Class B units of Yield LLC currently outstanding, and 42,738,750 shares of our Class C common stock, which is the aggregate number of shares of Class C common stock expected to be issued over time upon the exchange of all Class D units of Yield LLC currently outstanding.

Indemnification and Exculpation

        To the extent permitted by applicable law, Yield LLC will indemnify its managing member, our authorized officers and our other employees and agents from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred in connection with serving in such capacities, provided that the acts or omissions of these indemnified persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

        Such authorized officers and other employees and agents will not be liable to Yield LLC, its members or their affiliates for damages incurred as a result of any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

Amended and Restated Registration Rights Agreement

        We entered into an amended and restated registration rights agreement with NRG pursuant to which NRG and its affiliates will be entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and "piggyback" registration rights, for shares of our Class A common stock that are issuable upon exchange of Class B units of Yield LLC that it owns, and for shares of our Class C common stock that are issuable upon exchange of Class D units of Yield LLC that it owns.

DESCRIPTION OF DEBT SECURITIES

        We may offer secured or unsecured debt securities, which may be convertible or non-convertible. Our debt securities will be issued under an indenture to be entered into between us and Delaware Trust Company.

        We have summarized certain general features of the debt securities from the indenture. A form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the related prospectus supplement.

General

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

        Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

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  title and aggregate principal amount;

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  whether the securities will be senior or subordinated;

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  applicable subordination provisions, if any;

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  whether securities issued by us will be entitled to the benefits of any form of guarantee;

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  conversion or exchange into other securities;

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  whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

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  percentage or percentages of principal amount at which such securities will be issued;

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  maturity date(s);

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  interest rate(s) or the method for determining the interest rate(s);

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  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  redemption (including upon a "change of control") or early repayment provisions;

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  authorized denominations;

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  form;

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  amount of discount or premium, if any, with which such securities will be issued;

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  whether such securities will be issued in whole or in part in the form of one or more global securities;

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  identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  conversion or exchange features;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

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  securities exchange(s) on which the securities will be listed, if any;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  extent to which a secondary market for the securities is expected to develop;

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  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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  additional terms not inconsistent with the provisions of the indenture.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and as otherwise described in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "depositary") identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

        We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities.

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  If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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  Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of 1933, of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, material relationships between the Company and underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

        We may use a dealer to sell the securities.

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  If we use a dealer, we will sell the securities to the dealer, as principal.

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  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

        We may engage in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise.

        We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

        We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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  We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

        We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the related prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the related prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the related prospectus supplement or otherwise.

        We may sell shares of our common stock under a direct stock purchase and dividend reinvestment plan to be established after the date of this prospectus. The terms of any such plan will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be offered hereby will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and schedule of NRG Yield, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the prospectus, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

        The SEC allows the "incorporation by reference" of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be "furnished" or not deemed to be "filed") are incorporated by reference herein:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 1, 2018.

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on March 15, 2018.

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed on May 3, 2018.

  •
  Our Current Reports on Form 8-K filed on February 7, 2018, February 12, 2018, March 22, 2018, April 2, 2018, April 5, 2018 and April 27, 2018.

  •
  The description of our Class A common stock and our Class C common stock contained in the Registration Statement on Form 8-A/A filed with the SEC on May 8, 2015, to register such securities under the Exchange Act including any amendment or report filed for the purpose of updating such description.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

NRG Yield, Inc.
804 Carnegie Center
Princeton, NJ 08540
(609) 524-4500
Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy any materials we file at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings will also be available to you on the SEC's website at www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our Class A common stock and our Class C common stock are listed.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

NRG Yield, Inc.

Class A Common Stock
Class C Common Stock
Debt Securities
Preferred Stock

PROSPECTUS

May 4, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

Amount to be Paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Stock exchange listing fees.		**
Blue sky fees		**
Printing fees		**
Rating agency fees		**
Trustee's fees and expenses		**
Miscellaneous		**

Total	$	**

*
In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Delaware

        Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides for this limitation of liability.

        Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys'

fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        Our third amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

        We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we agree to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

        The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation, our third amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16.    Exhibits.

        See the attached Exhibit Index which is incorporated into this registration statement by reference.

Item 17.    Undertakings.

(a)
Each of the undersigned registrants hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered to sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing
1.1	Form of Underwriting Agreement.	To be filed by an amendment or an exhibit to a document to be incorporated or deemed incorporated by reference to this registration statement, including a Current Report on Form 8-K.

3.1	Restated Certificate of Incorporation of NRG Yield, Inc., dated as of May 2, 2016	Incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on May 5, 2016.

3.3	Third Amended and Restated Bylaws dated as of February 23, 2016.	Incorporated herein by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K filed on February 29, 2016.

4.1	Form of Specimen Stock Certificate for Class A Common Stock.	Incorporated by reference to Exhibit 4.1 to NRG Yield, Inc.'s Form 8-A/A filed on May 8, 2015

4.2	Form of Specimen Stock Certificate for Class C Common Stock.	Incorporated by reference to Exhibit 4.2 to NRG Yield, Inc.'s Form 8-A/A filed on May 8, 2015

4.3	Form of Indenture for Debt Securities, by and between NRG Yield, Inc. and Delaware Trust Company of New York, as trustee (including form of Debt Security).	Filed herewith

4.4	Form of Certificate of Designation.	To be filed by an amendment or an exhibit to a document to be incorporated or deemed incorporated by reference to this registration statement, including a Current Report on Form 8-K.

4.5	Form of Specimen Preferred Stock Certificate.	To be filed by an amendment or an exhibit to a document to be incorporated or deemed incorporated by reference to this registration statement, including a Current Report on Form 8-K.

5.1	Opinion of Ballard Spahr LLP.	Filed herewith

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.	Filed herewith

23.1	Consent of KPMG LLP, independent public registered accounting firm with respect to the audited financials of NRG Yield, Inc.	Filed herewith

23.7	Consent of Ballard Spahr LLP.	Included in Exhibit 5.1

24.1	Powers of Attorney.	Included on signature pages

25.1	T-1 Statement of Eligibility of Trustee on Form T-1 of Delaware Trust Company.	Filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on May 4, 2018.

NRG YIELD, INC.
/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally Kevin P. Malcarney and Brian E. Curci, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Capacity	Date

By:	/s/ CHRISTOPHER S. SOTOS Christopher S. Sotos	President and Chief Executive Officer (principal executive officer) and Director	May 4, 2018
By:	/s/ CHAD PLOTKIN Chad Plotkin	Senior Vice President and Chief Financial Officer (principal financial officer)	May 4, 2018
By:	/s/ DAVID CALLEN David Callen	Vice President and Chief Accounting Officer (principal accounting officer)	May 4, 2018
By:	/s/ MAURICIO GUTIERREZ Mauricio Gutierrez	Director	May 4, 2018

	Signature	Capacity	Date

By:	/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Director	May 4, 2018
By:	/s/ JOHN CHILLEMI John Chillemi	Director	May 4, 2018
By:	/s/ JOHN F. CHLEBOWSKI John F. Chlebowski	Director	May 4, 2018
By:	/s/ BRIAN R. FORD Brian R. Ford	Director	May 4, 2018
By:	/s/ FERRELL P. MCCLEAN Ferrell P. McClean	Director	May 4, 2018